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Exhibit 21.1

Health Net, Inc. (DE)(95-4288333)
(All Subsidiaries wholly owned unless otherwise indicated)
• Health Net of California, Inc. (CA)(95-4402957)
        - Health Net Life Insurance Company (CA)(73-0654885)
• Health Net of the Northeast, Inc. (DE)(06-1116976)
        - FOHP, Inc. (NJ)(22-3314813)
                > Health Net of New Jersey, Inc. (NJ)(22-3241303)
                > First Option Health Plan of Pennsylvania, Inc. (PA)(52-1935749)
                > FOHP Agency, Inc. (NJ)(22-3409934)
        - Physicians Health Services (Bermuda) Ltd. (Bermuda)(98-0153069)
        - Health Net of Connecticut, Inc. (CT)(06-1084283)
        - Health Net of New York, Inc. (NY)(06-1174953)
        - Health Net Insurance of New York, Inc. (NY)(13-3584296)
        - Health Net Insurance Services, Inc. (CT)(06-1254380)
        - Health Net Insurance of Connecticut, Inc. (CT)(06-1434898)
        - PHS Real Estate, Inc. (DE)(06-1467640)
                > PHS Real Estate II, Inc. (DE)(06-1459019)
• Questium, Inc.(DE)(68-0443608)
• QualMed, Inc. (DE)(84-1175468)
        - QualMed Plans for Health of Colorado, Inc. (CO)(84-0975985)
        - Health Net Health Plan of Oregon, Inc. (OR)(93-1004034)
• HSI Eastern Holdings, Inc. (PA)(23-2424663)
        - Greater Atlantic Health Service, Inc. (DE)(23-2632680)
                > Health Net of Pennsylvania, Inc. (PA)(23-2348627)
                > Greater Atlantic Preferred Plus, Inc. (PA)(23-2665783)
                > Employ Better Care, Inc. (PA) (23-2697017)
• HSI Advantage Health Holdings, Inc. (DE)(23-2867299)
        - QualMed Plans for Health of Ohio and West Virginia, Inc. (OH)(25-1803681)
        - QualMed Plans for Health of Western Pennsylvania, Inc. (PA)(23-2867300)
        - Pennsylvania Health Care Plan, Inc. (PA)(25-1516632)
• FH-Arizona Surgery Centers, Inc. (AZ)(86-0836312)
• FH Surgery Limited, Inc. (CA)(68-0390434)
• FH Surgery Centers, Inc. (CA)(68-0390435)
• Foundation Health Facilities, Inc. (CA)(68-0390438)
• FH Assurance Company (Cayman Islands)(98-0150604)
• Foundation Health Warehouse Company (CA)(68-0357852)
• Memorial Hospital of Gardena, Inc. (CA)(33-0466850)
• East Los Angeles Doctors Hospital, Inc. (CA)(95-3275451)
• Foundation Health Vision Services, (dba AVP Vision Plan) (CA)(77-0067022)
• Denticare of California, Inc. (CA)(94-2197624)
• Managed Alternative Care, Inc. (CA)(95-4205929)
• American VitalCare, Inc. (CA)(22-2646452)
        - Health Net Federal Services, Inc. (DE)(68-0214809)
• Health Net Federal Services of Hawaii, Inc. (HI) (99-0240224)
• Health Net Pharmaceutical Services (CA)(68-0295375)
• Intercare, Inc. (AZ)(86-0660443)
• Health Net of Arizona, Inc.(AZ)(36-3097810)
• Interlease of Arizona, Inc. (AZ)(86-0520686)
• Managed Health Network, Inc. (DE)(95-4117722)
        - Health Management Center, Inc. of Wisconsin (WI)(39-1528989)

        - HMC PPO, Inc. (MA)(04-3237484)
        - Managed Health Network (CA)(95-3817988)
        - MHN Reinsurance Company of Arizona (AZ)(95-4361727)
        - MHN Services (CA)(95-4146179)
        - MHN Services IPA, Inc. (NY)(13-4027559)
• Employer & Occupational Services Group, Inc. (CA)(33-0854987)
        - EOS Managed Care Services (CA)(68-0303353)
        - EOS Claims Services (CA)(68-0165539)
        - EOS Services (DE)(94-3037822)
        - CompAmerica, Inc. (DE)
• Gem Holding Corporation (UT)(87-0445881)
        - Gem Insurance Company (UT)(87-0451573)
• National Pharmacy Services, Inc. (DE)(84-1301249)
        - Integrated Pharmacy Systems, Inc. (PA)(23-2789453)*
• QualMed Plans for Health of Pennsylvania, Inc. (PA)(23-2456130)

*
National Pharmacy Services, Inc. owns approximately 90% of the outstanding common stock.

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  Exhibit 21.1